Exhibit 10.6

PROMISSORY NOTE

Austin, Texas

July 31, 2005

FOR VALUE RECEIVED, Saratoga Resources, Inc. (“Maker”), promises to pay to the order of Thomas Cooke (“Payee”) at 1304 Alta Vista Ave., Austin, Tx 78704 (or such other place as the holder hereof may hereafter designate in writing), in immediately available funds and in lawful money of the United States of America, the principal sum of THREE HUNDRED THIRTY-FIVE THOUSAND NINE HUNDRED EIGHT and 33/100 DOLLARS ($335,908.33), plus all other amounts advanced by the Payee to Maker from time to time hereafter, together with interest on the unpaid principal balance of this note from time to time outstanding at the Stated Rate and interest on all past due amounts, both principal and accrued interest, from the respective due dates thereof until paid at the Past Due Rate; provided, however, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Ceiling Rate.

1.

Definitions.  As used in this note, the following terms shall have the respective meanings indicated:

(a)

“Ceiling Rate” means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, states as a rate per annum.

(b)

“Credit Documents” means any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the indebtedness evidenced by this note, including without limitation this note.

(c)

“Past Due Rate” means, on any day, a rate per annum equal to the Ceiling Rate for that day, or only if applicable law imposes no maximum nonusurious rate of interest for that day, then the Past Due Rate for that day shall be a rate per annum equal to eighteen percent (18%) per annum.

(d)

“Stated Rate” means twelve and one half percent (12.5%) per annum.

2.

Computation of Interest.  Interest on the principal amount of this note shall be computed on the stated principal amount as adjusted from time to time.  Such interest shall be computed for the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be.

3.

Payment of Principal and Interest.  (a) The principal of this note, together with accrued and unpaid interest on the unpaid principal balance of this note, shall be due and payable in full on demand (such date being the “Maturity Date”).

(b)

All payments hereon made pursuant to this Paragraph shall be applied first to accrued interest, the balance to principal.

4.

No Usury Intended; Spreading.  Notwithstanding any provision to the contrary contained in this note or any of the Credit Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amount accrued or paid pursuant to this note or any other Credit Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Ceiling Rate.  In this connection, Makers and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance applicable with usury laws.  In furtherance thereof, none of the terms of this note or any of the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate.  Makers or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate.  If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate.  All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.  The provisions of this Paragraph shall control all agreement, whether now or hereafter existing and whether written or oral, between Makers and Payee.

5.

Default.  If any default, event of default or similar event (however denominated) occurs under any Credit Document, then that shall automatically constitute default under this note, whereupon the owner or holder hereof may, at its, his or her option, exercise any or all rights, powers, and remedies afforded under any Credit Document and by law, including the right to declare the unpaid balance of principal and accrued interest on this note at once mature and payable.

6.

No Waiver by Payee.  No delay or omission of Payee or any other holder hereof to exercise any power, right or remedy accruing to Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy.  Payee shall not be obligated or be deemed obligated to notify Maker that it is requiring Maker to strictly comply with the terms and provisions of this note and the other Credit Documents before accelerating this note and exercising its other remedies hereunder or under the other Credit Documents because of Maker’s failure to timely perform their obligations under this note and the other Credit Documents.

7.

Costs and Attorneys’ Fees.  If any holder of this note retains an attorney in connection with any default or to collect, enforce or defend this note or any of the Credit Documents in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any of the Credit Documents and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys’ fees.  An amount equal to 10% of the unpaid principal and accrued interest owing on this note when and if this note is placed in the hands of an attorney for collection after default is stipulated to be reasonable attorneys’ fees unless a holder or the Maker timely plead otherwise to a court of competent jurisdiction.  To the extent not prohibited by applicable law, Maker will pay all costs and expenses and reimburse Payee for any and all expenditures of every character incurred or expended from time to time, regardless of whether or not a default has occurred, in connection with the preparation, negotiation, documentation, closing, renewal, revision, modification, increase, review or restructuring of this note or any loan or credit facility evidenced by or relating to this note, including legal, accounting and auditing services and disbursements, or in connection with collecting or attempting to enforce or collect this note.

8.

Waivers by Maker and Others.  Except to the extent, if any, that notice of default is expressly required herein or in any of the other Credit Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and note of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them.  Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

9.

Choice of Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE TEXAS PRINCIPLES OF CONFLICTS OF LAWS) AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

10.

Severability.  If any provision of this note is held to illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.  Each waiver in this note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Payee for having bargained for and obtained it.

11.

Sale and Assignment.  Payee reserves the right, exercisable in its sole discretion and without notice to Maker or any other person, to sell participations or assign its interest, or both, in all or any part of this note or any loan evidenced by this note.

13.

Entire Agreement.  This note and the other Credit Documents embody the entire agreement and understanding between Payee and Maker and other parties with respect to their subject matter and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter.  Maker acknowledges and agrees that there is no oral agreement between Maker and Payee that has not been incorporated in this note and the other Credit Documents.

“MAKER”

SARATOGA RESOURCES, INC.

By: /s/ Thomas Cooke

President